Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-45591, 333-59603, 333-63507, 333-68081, 333-69831, 333-41060, 333-80123, 333-90305, 333-123527, 333-144936, 333-177496, 333-192185 and 333-205084 on Form S-8 of our reports dated March 1, 2017 relating to the consolidated financial statements of Office Depot, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Boca Raton, Florida

March 1, 2017

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